Exhibit 23.1


                         [LETTERHEAD OF MORGAN COMPANY]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the amended Registration Statement on Form 10-SB/A of Panorama Investments Corp. of our report, dated December 8, 2004, relating to the balance sheet of Panorama Investments Corp. as of November 30, 2004 and the related statements of operations, stockholders' equity and cash flows for the period from December 16, 2003 (date of inception) to November 30, 2004.

We also consent to the reference to us under the heading "Part F/S" in such Registration Statement.


Vancouver, Canada                                    /s/ "Morgan & Company"

September 19, 2005                                   Chartered Accountants